          As filed with the Securities and Exchange Commission on April 4, 1997
                                             Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             ----------------------

                              ACCESS HEALTH, INC.
            (Exact name of Registrant as specified in its charter)


                             ----------------------


        DELAWARE                                          68-0163589
        --------                                          ----------
(State of incorporation)                    (I.R.S. Employer Identification No.)


                             11020 White Rock Road
                       Rancho Cordova, California 95670
  (Address, including zip code, of Registrant's principal executive offices)

                             ----------------------


                     NON-QUALIFIED STOCK OPTION AGREEMENTS

                            (Full title of the plan)

                             ----------------------


                               Thomas E. Gardner
                     President and Chief Executive Officer
                              Access Health, Inc.
                             11020 White Rock Road
                       Rancho Cordova, California 95670
                                (916)-851-4000
(Name, address, and telephone number, including area code, of agent for service)

                             ----------------------


                                   Copy to:
                             Barry E. Taylor, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (415) 493-9300

================================================================================

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                  Proposed             Proposed
                                                                  Maximum               Maximum
          Title of Each Class                     Amount          Offering             Aggregate           Amount of
            of Securities to                      to be            Price               Offering           Registration
             be Registered                      Registered       Per Share               Price                Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
To be issued pursuant to Non-Qualified
Stock Option Agreements.................       263,000 shares      $48.23 (1)        $12,684,490.00         $3,844.00
-----------------------------------------------------------------------------------------------------------------------
Total...................................       263,000 shares      ----------        $12,684,490.00         $3,844.00
=======================================================================================================================

---------------------------
(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $32.25 per share with respect to 33,000 outstanding options and on the price of $50.625 per share with respect to 230,000 outstanding options.

================================================================================

                              ACCESS HEALTH, INC.
                      REGISTRATION STATEMENT ON FORM S-8


                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Access Health, Inc. (the "Company") with the Securities and Exchange Commission:

          (1) The Company's current report on Form 8-K dated November 18, 1996 and filed with the Commission on November 26, 1996.

          (2) The Company's Definitive Proxy Statement pursuant to Schedule 14A filed with the Commission on October 18, 1996.

          (3) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

          (4) The Company's current report on Form 8-K/A dated November 18, 1996 and filed with the Commission on January 31, 1997.

          (5) The Company's current report on Form 8-K dated February 6, 1997 and filed with the Commission on February 7, 1997.

          (6) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 24, 1991.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.



Item 4.   Description of Securities.
          -------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article X of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

          Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article VI of the Company's Bylaws requires the Company to indemnify any current or former director of officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

          In addition, pursuant to an Agreement and Plan of Reorganization dated as of September 3, 1996 (the "Merger Agreement") between the Company, Informed Access Systems, Inc. ("Informed Access") and Access Acquisition Corp., a wholly-owned subsidiary of the Company, (a copy of which is annexed to the Company's Proxy Statement/Prospectus dated October 19, 1996 which is a part of the Company's Registration Statement on Form S-4 filed with the Commission
(File No. 333-13930)), the Company will cause Informed Access, a wholly-owned subsidiary of the Company, to the fullest extent permitted under applicable law, to indemnify each current or former officer or director of Informed
Access against and from any losses that are based on, or that arise out of, the fact that such person is or was an officer or director of Informed Access. In addition, the Merger Agreement provides that the Company will use reasonable efforts to assist in the defense of any matter asserted in any claim, action, suit, proceeding or investigation against such person where such person is entitled to indemnification under applicable law.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

       Exhibit
       Number                            Description
       ------- -----------------------------------------------------------------
         4.1   Option Agreement between the Company and Thomas E. Gardner.
         4.2   Form of Option Agreement between the Company and Julie A. Brooks.
         5.1   Opinion of counsel as to legality of securities being registered.
        23.1   Consent of counsel (contained in Exhibit 5.1).
        23.2   Consent of Ernst & Young LLP, Independent Auditors.
        23.3   Consent of Arthur Andersen LLP, Independent Public Accountants.
        24.1   Power of Attorney (see page II-5).

Item 9.   Undertakings.
          ------------

          A.     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undesigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on March 12, 1997.

                                   ACCESS HEALTH, INC.



                                   By: /s/ Thomas E. Gardner
                                      ------------------------------------------
                                      Thomas E. Gardner
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. Gardner and John V. Crisan and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                                     Capacity                                  Date
---------------------------------   --------------------------------------------------   -------------------------
/s/ Thomas E. Gardner               President, Chief Executive Officer                      March 12, 1997
---------------------------------   (Principal Executive Officer)
Thomas E. Gardner                   and Director

/s/ John V. Crisan                  Senior Vice President of Finance and Chief              March 12, 1997
---------------------------------   Financial Officer
John V. Crisan                      (Principal Financial and Accounting Officer)

/s/ John R. Durant                  Director                                                March 12, 1997
---------------------------------
John R. Durant, M.D.

/s/ Kinney L. Johnson               Director                                                March 12, 1997
---------------------------------
Kinney L. Johnson

/s/ Richard C. Miller               Director                                                March 12, 1997
---------------------------------
Richard C. Miller

/s/ Kenneth B. Plumlee              Director                                                March 12, 1997
---------------------------------
Kenneth B. Plumlee

/s/ Brent Rider                     Director                                                March 12, 1997
---------------------------------
Brent Rider

/s/ Frank Washington                Director                                                March 12, 1997
---------------------------------
Frank Washington

                               INDEX TO EXHIBITS


   Exhibit
   Number                             Description
-------------   ----------------------------------------------------------------
     4.1        Option Agreement between the Company and Thomas E. Gardner.
     4.2        Form of Option Agreement between the Company and Julie A. Brooks.
     5.1        Opinion of counsel as to legality of securities being registered.
    23.1        Consent of counsel (contained in Exhibit 5.1).
    23.2        Consent of Ernst & Young LLP, Independent Auditors.
    23.3        Consent of Arthur Andersen, Independent Public Accountants.
    24.1        Power of Attorney (see page II-5).